UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

On November 17, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing that the Texas Commission on Environmental Quality (“TCEQ”) has approved the Company’s submission for a renewed and expanded radioactive material license (“RML”) for its Hobson Central Processing Plant.

UEC’s amended RML from the TCEQ increases the Hobson Processing Plant’s licensed production capacity to 4 million pounds of U3O8 annually. This distinguishes the plant as having the largest licensed capacity in Texas and the second largest in the United States. The Hobson Plant anchors UEC’s hub-and-spoke in-situ recovery (“ISR”) production platform in South Texas and will process uranium loaded resin recovered from multiple satellite projects including the Palangana and Burke Hollow ISR projects.

Amir Adnani, President and CEO stated: “We continue to execute on our strategy of growing UEC’s leadership as a pure-play, un-hedged uranium supplier in politically stable jurisdictions. Today’s achievement increases and advances our production capabilities in South Texas as we work towards the Company’s return to production. We are pleased with the TCEQ’s approval of a renewed and expanded licensed capacity at our Hobson Central Processing Plant. Expanding the licensed production capability to four million pounds per year is an important step in providing the Company upward flexibility without permitting delays for our South Texas hub-and-spoke production platform.”

UEC is also pleased to announce that baseline sampling at its Burke Hollow project’s first production area is complete, and that the production area pump test has been conducted successfully. Baseline sampling of all production area monitor wells and a production area pump test are important steps in finalizing the authorization for production within the already approved Mine Permit area. Due to the success of these endeavors, UEC is now one step closer to initiating production at Burke Hollow and is also now preparing for the second production area delineation drilling.

The Burke Hollow project is the newest and largest ISR wellfield being developed in the U.S.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(a)                    Financial Statements of Business Acquired

Not applicable.

(b)                    Pro forma Financial Information

Not applicable.

(c)                    Shell Company Transaction

Not applicable.

(d)                    Exhibits

Exhibit	Description
99.1	News Release dated November 17, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: November 17, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and Chief Financial Officer

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